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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2001 relating to the consolidated financial statements and financial statement schedule, which appears on page 26 of the Dell Computer Corporation Annual Report on Form 10-K, for the year ended February 2, 2001. We also consent to the incorporation by reference in this Registration Statement of our report dated June 29, 2001 relating to the financial statements and financial statement schedule, which appears in the Dell Computer Corporation 401(k) Plan Annual Report on Form 11-K, for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

Austin, Texas
September 20, 2001